CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in Post-Effective Amendment No. 20 to the Registration Statement of Franklin Federal Tax-Free Income Fund on Form N-1A (File No. 2-75925) of our report dated May 29, 1997 on our audit of the Financial Statements and Financial Highlights of Franklin Federal Tax-Free Income Fund, which report is included in the Annual Report to Shareholders for the year ended April 30, 1997, which is incorporated by reference in the Registration Statement.


                                  /s/ COOPERS & LYBRAND L.L.P.
                                  COOPERS & LYBRAND L.L.P.


San Francisco, California
August 20, 1997